UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2011
Lifevantage Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

11545 W. Bernardo Court, Suite 301, San Diego,
California	92127

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 312-8000

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On January 19, 2011, Lifevantage Corporation (the “Company”) issued a press release announcing its preliminary unaudited second quarter fiscal 2011 operating results. The press release is furnished as Exhibit 99.1 hereto and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 8.01. Other Events
     On January 21, 2011, Lifevantage Corporation issued a press release announcing that its Board of Directors and President and Chief Executive Officer, David Brown, have agreed that Mr. Brown will focus all his efforts on the Company’s network marketing sales channel. In his new role, he will retain the title CEO and President of the Company’s network marketing operations. The Board of Directors intends immediately to initiate a search for a successor to assume Mr. Brown’s role as the Company’s President and Chief Executive Officer. Mr. Brown will continue to serve in this capacity until a successor is named and will continue to serve on the Board of Directors. A copy of the press release announcing this news is attached as Exhibit 99.2 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
99.1	Press release issued on January 19, 2011 announcing preliminary unaudited second quarter fiscal 2011 financial results.

99.2	Press release issued on January 21, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 21, 2011	Lifevantage Corporation
	By:	/s/ Carrie E. Carlander
Carrie E. Carlander
Chief Financial Officer, Secretary & Treasurer